                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement             / / Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

/X/ Definitive Proxy Statement

/ / Definitive Additional Materials

/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          PHP HEALTHCARE CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:

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(2) Aggregate number of securities to which transaction applies:

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(3) Per unit price or other underlying value of transaction computed pursuant to
    Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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(4) Proposed maximum aggregate value of transaction:

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(5) Total fee paid:

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/ / Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

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(2) Form, schedule or registration statement no.:

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(3) Filing party:

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(4) Date filed:

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

                           PHP HEALTHCARE CORPORATION
                           11440 COMMERCE PARK DRIVE
                             RESTON, VIRGINIA 22091

                               SEPTEMBER 19, 1995

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            ------------------------

To the Shareholders of
  PHP HEALTHCARE CORPORATION:

     The 1995 Annual Meeting of Shareholders of PHP Healthcare Corporation (the "Company") will be held on October 16, 1995 at 10:00 a.m. local time, at the Company's corporate offices at 11440 Commerce Park Drive, Reston, Virginia, for the following purposes:

     1. To elect three directors comprising the class of directors of the Company to be elected for a three-year term expiring 1998;

     2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Holders of Common Stock of the Company whose names appear of record on the books of the Company at the close of business on September 8, 1995, are entitled to vote at said meeting. A list of such shareholders will be available for inspection by shareholders at the Company's principal office for a period of ten days prior to the meeting date.

                                            By Order of the Board of Directors


                                            Ben Rosenbaum III
                                              Secretary

     SHAREHOLDERS ARE URGED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE. A POSTAGE-PAID-RETURN-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

                           PHP HEALTHCARE CORPORATION
                           11440 COMMERCE PARK DRIVE
                             RESTON, VIRGINIA 22091

                            ------------------------

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                                OCTOBER 16, 1995
                            ------------------------

     Approximate Date of Mailing: September 19, 1995

     This statement is furnished to shareholders of PHP Healthcare Corporation in connection with the solicitation by the Board of Directors of the Company of proxies for use at the Annual Meeting of Shareholders to be held on October 16, 1995, at the Company's offices at 11440 Commerce Park Drive, Reston, Virginia, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders, and at all adjournments thereof.

     Each proxy will be voted in accordance with the instructions contained in the proxy. If no choice is specified, the proxy will be voted to elect the nominees for directors proposed by the Board of Directors. In the event that any nominees for office should for any reason become unavailable, although no reason is known why any will be unable to serve, it is intended that votes will be cast pursuant to the accompanying proxy for substitute nominees designated by the Board of Directors.

     A shareholder who executes a proxy may revoke it at any time before it is exercised by delivering to the Company another proxy bearing a later date, by submitting written notice of such revocation to the Secretary of the Company or by appearing personally at the Annual Meeting and casting a contrary vote.

     September 8, 1995 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Each outstanding share is entitled to one vote. At the close of business on September 8, 1995, there were outstanding and entitled to vote 5,459,152 shares of the Company's common stock, $.01 par value ("Common Stock").

     The Company's Annual Report to Shareholders containing the Company's financial statements for the fiscal year ended April 30, 1995, is being mailed with this Proxy Statement. The Annual Report is not to be regarded as soliciting material or as a communication by means of which any solicitation is to be made.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information as of July 31, 1995, with respect to the beneficial ownership of Common Stock by each person known to the Company to be the beneficial owner of more than 5% of its outstanding shares of Common Stock, by each director of the Company, by each named executive officer, and by all directors and executive officers of the Company as a group. On July 31, 1995 there were 5,408,341 shares of the Company's Common Stock issued and outstanding. (Certain of the shares reported in the following table may be deemed to be owned by more than one person here listed. As a result, those shares are included in more than one entry on the table.)

                                                                    NUMBER         PERCENT
                         NAME AND ADDRESS                          OF SHARES       OF CLASS
    -----------------------------------------------------------    ---------       --------
    Voting Agreement Group (1).................................    1,807,378          30.9%
      Charles H. Robbins and Ellen E. Robbins; Jack M. Mazur
      and Lynn Mazur; VACHR, Inc.; Michael D. Starr; Shamrock
      Investments; Charles P. Reilly; Michael E. Gallagher
      11440 Commerce Park Drive
      Reston, VA 22091
    Shamrock Investments(2)....................................      537,838(3)        9.5%
      Charles P. Reilly
      Michael E. Gallagher
      2049 Century Park East,
      Suite 3330
      Los Angeles, CA 90067
    Bosko Djordjevic and Elizabeth A. Keck, Trustee............      326,500           6.0%
      505 S. Beverly Drive,
      Suite 215
      Beverly Hills, CA 90212
    Charles H. Robbins.........................................      830,687(4)       15.1%
    Jack M. Mazur..............................................       85,962(5)        1.6%
    Michael D. Starr...........................................       96,884(6)        1.8%
    Charles P. Reilly..........................................      368,609(7)        6.6%
    John P. Cole...............................................      148,000(8)        2.7%
    George E. Schafer, M.D. ...................................       22,967            (9)
      4 Imperial Oaks
      San Antonio, TX 78248
    Julien J. Lavoie...........................................       29,008(10)        (9)
    Joseph G. Mathews..........................................        2,909            (9)
      3510 Highway O
      Wright City, MO 63390
    Donald J. Ruffing..........................................        2,479            (9)
      11104 Woodlawn Boulevard
      Upper Marlboro, MD 20772
    Paul T. Cuzmanes...........................................          562            (9)
      250 West Pratt Street
      Baltimore, MD 21201
    All directors and executive officers as a group (11
      persons).................................................    1,488,181(11)      25.6%

---------------
 (1) The persons listed are parties to a Voting Agreement dated as of October 7, 1994, constitute a group within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended ("1934 Act") and jointly filed a Schedule 13D with the Securities and Exchange Commission on October 11, 1994. The term of the Voting Agreement is two years. See "Certain Transactions and Business Relationships" below.

 (2) The persons listed constitute a group (separate from the group above listed) within the meaning of Section 13(d)(3) of the 1934 Act and jointly filed a Schedule 13D with the Securities and Exchange Commission on October 11, 1994 reflecting the aggregate beneficial ownership of 303,353 shares of

     Common Stock, options to purchase an additional 170,179 shares of Common Stock, and promissory notes of the Company which are convertible into 55,555 shares of Common Stock.

 (3) Does not include 1,269,540 shares which are deemed to be beneficially owned by this group by virtue of its participation in the Voting Agreement Group set forth above.

 (4) Includes 150,000 shares owned by Mr. Robbins' spouse, Ellen E. Robbins, as trustee for the benefit of their children. Includes 90,000 shares which Mr. Robbins presently could acquire upon the exercise of options granted by the Company. Does not include 976,691 shares which are deemed to be beneficially owned by Mr. Robbins by virtue of his participation in the Voting Agreement Group set forth above.

 (5) Includes 83,333 shares which Mr. Mazur presently could acquire upon the exercise of options granted by the Company. Does not include 256,007 shares, or 4.73% of the class, owned by VACHR, Inc., a corporation owned by Mr. Mazur's spouse, Lynn Mazur, or the other 1,465,409 shares which are deemed to be beneficially owned by Mr. Mazur by virtue of his participation in the Voting Agreement Group set forth above. Does not include 14,000 shares owned by J&J Investment Partnership, a partnership wholly owned by members of Mr. Mazur's family and of which Mr. Mazur disclaims beneficial ownership.

 (6) Includes 30,000 shares which Mr. Starr presently could acquire upon the exercise of options granted by the Company. Does not include 1,710,494 shares which are deemed to be beneficially owned by Mr. Starr by virtue of his participation in the Voting Agreement Group set forth above.

 (7) Includes 107,048 shares subject to options which Mr. Reilly could acquire, 29,981 shares which may be acquired by Mr. Reilly upon conversion of a promissory note of the Company, 11,250 shares which Mr. Reilly could acquire upon the exercise of options granted by the Company to Shamrock Investments, a partnership of which Mr. Reilly is the managing general partner, 3,087 shares which may be acquired by Mr. Reilly upon conversion of a promissory note of the Company issued to Shamrock Investments and 100,000 shares owned by Shamrock Investments. See "Certain Transactions and Business Relationships." Does not include an additional 1,438,769 shares which are deemed to be beneficially owned by Mr. Reilly by virtue of his participation in the Voting Agreement Group set forth above.

 (8) Includes 15,000 shares which Mr. Cole presently could acquire upon the exercise of options granted by the Company.

 (9) Represents less than 1% of the shares of the Company's outstanding stock.

(10) Includes 26,333 shares which Mr. Lavoie presently could acquire upon the exercise of options granted by the Company.

(11) Does not include the shares that may be deemed to be owned by certain of these persons as a result of their participation in the Voting Agreement Group set forth above.

                       PROPOSAL I:  ELECTION OF DIRECTORS

ELECTION OF DIRECTORS

     The Board of Directors is classified into three classes whose terms are staggered to expire in different years. The term of office of one class of directors expires each year in rotation so that one class is elected at each annual meeting of shareholders for a full three-year term. The terms of three of the present directors are expiring at this annual meeting. Directors elected at the annual meeting will hold office for a three-year term expiring in 1998 or until their successors are elected and qualified. The other six directors will continue in office for the remainder of their terms as indicated below.

     Proxies cannot be voted for more than three nominees. If any nominee should for any reason become unavailable for election, the proxy holders will vote for such other nominee as may be proposed by the Board of Directors.

     Certain information about the three nominees and other directors continuing in office is set forth below, including any position(s) they hold with the Company. All of the nominees for election at this meeting have been elected previously by the Company's shareholders as directors of the Company.

NOMINEES FOR ELECTION AS DIRECTORS FOR TERMS EXPIRING IN 1998

                                        POSITIONS OR OFFICES        SERVED AS DIRECTOR
                NAME                      WITH THE COMPANY          CONTINUOUSLY SINCE     AGE
    -----------------------------   -----------------------------   -------------------    ----
    Charles H. Robbins...........   President and Chairman of the           1976            64
                                      Board
    Jack M. Mazur................   Senior Executive Vice                   1976            53
                                      President
    Michael D. Starr.............   Executive Vice President and            1985            51
                                      Treasurer

     Charles H. Robbins founded the Company in 1976 and has been President and Chairman of the Board since its inception. From 1973 to 1975 Mr. Robbins was Vice President and Director of Operations of Tabershaw/Cooper Associates, Inc., a medical consulting firm, and Technical Director, Health and Medical Systems of Informatics Inc.; from 1971 to 1973 he was Manager, Medical Information Systems of Computer Science Corporation; and from 1961 to 1970 he held various positions with the Office of the Surgeon General of the United States Army and the Army Medical Department. In those positions, Mr. Robbins was engaged in directing studies and developing programs relating to various health care related activities.

     Jack M. Mazur has been a director of the Company since 1976. From 1976 through May 1986 Mr. Mazur served as Assistant Secretary of the Company, from June 1986 to October 1993 as Secretary of the Company, and from August 1989 to the present as Senior Executive Vice President of the Company. Prior to August 1989, Mr. Mazur was engaged in the practice of law.

     Michael D. Starr has been employed by the Company in various financial and operational positions since 1976 and has been a director since 1985. Mr. Starr was Controller of the Company from 1976 to 1981, Vice President, Finance and Administration from 1981 to 1986, and has been Executive Vice President since March 1986.

DIRECTORS CONTINUING IN OFFICE IN THE CLASS OF 1996

                                        POSITIONS OR OFFICES        SERVED AS DIRECTOR
                NAME                      WITH THE COMPANY          CONTINUOUSLY SINCE     AGE
    -----------------------------   -----------------------------   -------------------    ----
    Julien J. Lavoie.............   Senior Vice President                   1989            63
    Donald J. Ruffing............   None                                    1991            74
    Joseph G. Mathews............   None                                    1993            61

     Julien J. Lavoie was Federal Program Manager of EDS Communications Corporation, a contract services company, from 1987 to 1991, when he joined the Company as Vice President. Previously, Mr. Lavoie served as President of Productivity Management Services, Inc., a service company in the U.S. government privatization program, from 1986 to 1987, and was Vice President Integration Services for the Martin Marietta Data Systems Corporation, a major government contractor, from 1983 to 1986.

     Donald J. Ruffing is a retired Colonel in the U.S. Air Force. In 1990, Mr. Ruffing served as a team member of the Peer and Application Reviews, Refugee Mental Health Programs for the National Institute of Mental Health. From 1980 to 1985, Mr. Ruffing served as a project manager for the Company at St. Elizabeth's Hospital. Mr. Ruffing completed 32 years in medical services management with the U.S. Air Force. Upon his retirement, he was the Chief of the Air Force Medical Service Corps, Office of the Surgeon General, where he was responsible for developing plans, policies and procedures for the management of the Air Force Medical Service Corps.

     Joseph G. Mathews joined the Company as a Director in July, 1993. Since 1985, Mr. Mathews has owned and operated Joseph G. Mathews & Associates, an insurance brokerage firm. Mr. Mathews' professional designations include Chartered Financial Consultant and Master of Science Financial Services. In addition to serving on the Company's Board, Mr. Mathews is a member of the boards of directors of Lake of the Ozarks General Hospital, Mark Twain Bank, Sanford Brown College and Learfield Communication. Mr. Mathews also serves on the Lindenwood College Board.

DIRECTORS CONTINUING IN OFFICE IN THE CLASS OF 1997

                                        POSITIONS OR OFFICES        SERVED AS DIRECTOR
                NAME                      WITH THE COMPANY          CONTINUOUSLY SINCE     AGE
    -----------------------------   -----------------------------   -------------------    ----
    George E. Schafer, M.D.......   Senior Vice President for               1981            72
                                      Medical Affairs
    Paul T. Cuzmanes.............   None                                    1989            50
    Charles P. Reilly............   Member, Executive Council               1991            52

     George E. Schafer, M.D. served as Vice President/Medical Director of the Company from 1980 to 1993 and a director of the Company since 1981. Dr. Schafer currently serves as Vice President Medical Affairs. Prior to joining the Company, Dr. Schafer was a private consultant from 1978 to 1980. Dr. Schafer was Surgeon General of the United States Air Force from 1975 to 1978 and retired from the Air Force with the rank of Lieutenant General. Dr. Schafer held various positions with the Air Force, commencing as a Flight Surgeon in 1947, through various command positions from 1949 to 1975, and became Deputy Surgeon General and then Surgeon General of the Air Force in 1975.

     Paul T. Cuzmanes is a partner with the law firm of Wilson, Elser, Moskowitz, Edelman & Dicker and has been engaged in the practice of law since 1976. Mr. Cuzmanes specializes in health care law, commercial law and the representation of municipalities. He is also a fellow in the American Society of Pharmaceutical Law.

     Charles P. Reilly is the managing general partner of Shamrock Investments, a financial advisory and investment firm that specializes in the health care industry. From 1979 until founding Shamrock Investments in 1987, Mr. Reilly served as Director, Senior Executive Vice President and Chief Development Officer for American Medical International Corporation, a large multi-hospital management company. In that position, Mr. Reilly was responsible for the acquisition of new health care facilities and related business both in the United States and abroad, oversaw the development of the company's integrated health care services and facilities and directed the activities of AMI Group Health Services, a division of American Medical International Corporation. Mr. Reilly currently serves as Chairman of the Board of Directors of Dynamic Health, Inc., an acute care hospital company, and as a director of G & L Realty Corporation, a NYSE health care real estate investment trust (REIT). Mr. Reilly has served as a director, trustee and governing council member of the Federation of American Healthcare Systems, The National Committee for Quality Health Care and the American Hospital Association, and has previously served as a board director for several corporations.

VOTE REQUIRED

     The three nominees for election as directors at the 1995 Annual Meeting who receive the greatest number of votes cast for the election of directors at that meeting shall be elected directors, assuming there is a quorum present. The aggregate number of votes entitled to be cast by all shareholders present in person or represented by proxy at the meeting, whether those shareholders vote "for", "against", or abstain from voting, will be counted for purposes of determining the number of shares present for purposes of establishing a quorum.

     The Board of Directors recommends a vote FOR each of the nominees for election as directors.

BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors held four meetings during the year ended April 30, 1995, and took action by written consent in lieu of a meeting four times during such year. Each of the incumbent directors attended at least 75% of the meetings of the Board of Directors, and of the meetings of committees on which they serve, held while they were on the Board of Directors and such committees in the year ended April 30, 1995.

     The standing committees of the Board of Directors include the Audit Committee, the Compensation Committee, and the Stock Option Committee. The Board of Directors has not appointed a nominating committee.

     Messrs. Cuzmanes, Ruffing, and Mathews are members of the Audit Committee. The functions of the Audit Committee are to review the adequacy of systems and procedures for preparing the financial statements of the Company as well as the suitability of internal financial controls, and to review and approve the scope and performance of the independent auditors' work. The Audit Committee met three times during the fiscal year ended April 30, 1995.

     Messrs. Cuzmanes, Ruffing, and Mathews are members of the Stock Option Committee. The functions of the Stock Option Committee are to determine the amount and allocation of options to be granted under the Company's 1986 Stock Option Plan, and to determine who are eligible Participants under the Plan. The Stock Option Committee met three times for the fiscal year ended April 30, 1995.

     Messrs. Cuzmanes, Reilly and Mathews were members of the Compensation Committee for the fiscal year ended April 30, 1995. The function of the Compensation Committee is to recommend salary levels for the executive officers of the Company. The Compensation Committee met once during the fiscal year ended April 30, 1995, and took action by written consent in lieu of a meeting twice during such year.

     Shareholders wishing to suggest potential nominees for election to the Board of Directors should write to the Secretary of the Company specifying the name of the proposed nominee together with a statement of such person's qualifications and relevant biographical data. Each submission must be accompanied by the written consent of the proposed nominee. All such recommendations will be brought to the attention of the Board of Directors. The procedures to be followed to nominate a candidate for election as a director are described under the caption "Shareholder Proposals".

EXECUTIVE OFFICERS

     Certain information with respect to the Company's executive officers is set forth below.

                                                                      CONTINUOUSLY
                                       POSITIONS OR OFFICES       SERVED AS EXECUTIVE
                NAME                     WITH THE COMPANY            OFFICER SINCE        AGE
    ----------------------------   ----------------------------   --------------------    ----
    Charles H. Robbins..........   President and Chairman of              1976             64
                                     the Board
    Jack M. Mazur...............   Senior Executive Vice                  1976             53
                                     President and Director
    Michael D. Starr............   Executive Vice President,              1981             51
                                     Treasurer and Director
    Anthony M. Picini...........   Senior Vice President,                 1990             40
                                   Finance and Chief Financial
                                     Officer
    Julien J. Lavoie............   Senior Vice President and              1991             63
                                     Director
    John P. Cole................   Executive Vice President               1994             54

     Anthony M. Picini joined the Company in December 1989 as Chief Financial Officer and became Vice President Finance in 1990 and Senior Vice President Finance in 1993. Prior to joining the Company, Mr. Picini was a Senior Manager with the accounting firm of KPMG Peat Marwick LLP, managing auditing and accounting services provided to public and private commercial companies.

     John P. Cole is Executive Vice President of the Company with responsibility for marketing the Company's managed health care products and services. Previously, he was President and Chief Executive Officer of JP Cole & Associates which exclusively marketed PHP products. JP Cole & Associates was merged into PHP Healthcare in October 1994. Mr. Cole is a 30-year veteran of the employee benefits field having held senior executive positions with Prudential, AMI, Blue Cross of California, and Lincoln National Corporation. Prior to starting JP Cole & Associates in 1993, Mr. Cole was Senior Vice President at Aetna Health Plans where he had responsibility for both sales and delivery of health care in markets across the United States.

     For a summary of the business experience of each of the other executive officers of the Company, see "Nominees for Election as Directors" and "Directors Continuing in Office", above.

     There are no family relationships among any of the directors and executive officers.

CASH COMPENSATION OF OFFICERS AND RELATED MATTERS

  Summary Compensation Table
                                                                                 LONG TERM
                                                                                COMPENSATION
                                                                              ----------------
                                                ANNUAL COMPENSATION                AWARDS
                                      --------------------------------------------------------
                                                                 OTHER ANNUAL                     ALL OTHER
                                                                 COMPENSATION   OPTIONS/SARS    COMPENSATION
NAME AND PRINCIPAL POSITION   YEAR    SALARY ($)    BONUS ($)        ($)          AWARD(S)           ($)
---------------------------   ----    ----------    ---------    ------------ ---------------- ---------------
Charles H. Robbins,           1995     $500,000     $83,333        (1)             395,000         $11,827(2)
    Chief Executive           1994      500,000       -0-                         -0-               50,428
    Officer                   1993      500,000       -0-                         -0-               85,239
Jack M. Mazur,                1995     $400,000     $66,667        (1)             360,000         $ 9,688(3)
    Senior Executive          1994      400,000       -0-                         -0-                7,673
    Vice President            1993      400,000       -0-                         -0-               24,910
Michael D. Starr,             1995     $275,000       -0-          (1)             145,000         $ 9,688(4)
    Executive Vice            1994      275,000       -0-                         -0-                3,969
    President                 1993      275,000       -0-                         -0-               19,932
John P. Cole,                 1995     $176,346(5)    -0-          (1)              15,000(6)        1,488(7)
    Executive Vice            1994       -0-          -0-                         -0-              -0-
    President                 1993       -0-          -0-                         -0-              -0-
Julien J. Lavoie,             1995     $154,800       -0-          (1)              14,000         $11,237(8)
    Senior                    1994      154,800       -0-                         -0-               15,795
    Vice President            1993      154,800       -0-                         -0-               14,256

---------------

Notes to Summary Compensation Table:

(1) Each of the named executive officers receives certain perquisites, including the use of Company automobiles; such perquisites, however, do not exceed the lesser of $50,000 or 10% of such officer's salary and bonus.

(2) Includes $3,627 term life insurance premiums, $8,000 director's fees (accrued at April 30, 1995), and $200 in 401(k) Plan matching fees. Mr. Robbins has elected to be paid his director's fees in stock pursuant to the Directors' Retainer Plan.

(3) Includes $1,488 term life insurance premiums, $8,000 director's fees (accrued at April 30, 1995), and $200 in 401(k) Plan matching fees. Mr. Mazur has elected to be paid his director's fees in stock pursuant to the Directors' Retainer Plan.

(4) Includes $1,488 term life insurance premiums, $8,000 director's fees (accrued at April 30, 1995), and $200 in 401(k) Plan matching fees. Mr. Starr has elected to be paid his director's fees in stock pursuant to the Directors' Retainer Plan.

(5) Salary shown is that from Mr. Cole's date of employment, September 29, 1994, through the end of the fiscal year.

(6) Does not include options for 19,000 shares received by Mr. Cole upon the merger of JP Cole & Associates into the Company in October 1994.

(7) Includes $1,488 term life insurance premiums.

(8) Includes $3,037 term life insurance premiums, $8,000 director's fees (accrued at April 30, 1995), and $200 in 401(k) Plan matching fees. Mr. Lavoie has elected to be paid his director's fees in stock pursuant to the Director's Retainer Plan.

  Option Grants in 1995

     During fiscal 1995, the Stock Option Committee and Board of Directors considered and adopted an option repricing program for holders of options granted under the Company's 1986 Stock Option Plan. In September 1994 the program was implemented and each of the named executive officers surrendered outstanding not-in-the-money options in return for an equal number of options with an exercise price equal to 60% of the fair market value of the Company's Common Stock which will vest ratably over a three-year period. Other options were granted under the 1986 Stock Option Plan in fiscal year 1995. No stock appreciation rights were granted.

                                                                                               POTENTIAL REALIZABLE VALUE AT
                                                                                            ASSUMED ANNUAL RATES OF STOCK PRICE
                                          INDIVIDUAL GRANTS                                     APPRECIATION FOR OPTION TERM
---------------------------------------------------------------------------------------------------------------------------------
                         NO OF       % OF TOTAL
                       SECURITIES     OPTIONS
                       UNDERLYING    GRANTED TO                  MARKET
                        OPTIONS      EMPLOYEES     EXERCISE      PRICE       EXPIRATION
        NAME            GRANTED       IN 1995       PRICE      GRANT DATE       DATE           0%            5%           10%
--------------------   ----------    ----------    --------    ----------    ----------    ----------    ----------    ----------
Charles H. Robbins        270,000(1)    18.0%      $ 6.075      $ 10.125      6/10/2004     1,093,500     2,812,741     5,450,393
                          125,000        8.3%      $11.875      $ 11.875     11/18/2004        0            933,516     2,365,712
Jack M. Mazur             250,000(1)    16.7%      $ 6.075      $ 10.125      6/10/2004     1,012,500     2,604,390     5,046,661
                          110,000        7.3%      $11.875      $ 11.875     11/18/2004        0            821,494     2,081,826
Michael D. Starr           90,000(1)     6.0%      $ 6.075      $ 10.125      6/10/2004       364,500       937,580     1,816,798
                           55,000        3.7%      $11.875      $ 11.875     11/18/2004        0            410,747     1,040,913
John P. Cole               15,000        1.0%      $  9.00      $ 10.875      9/29/2004        28,125       130,713       288,104
Julien J. Lavoie            4,000(1)      .3%      $ 6.075      $ 10.125      6/10/2004        16,200        41,670        80,747
                           10,000         .7%      $10.875      $ 11.875     11/18/2004        10,000        84,681       199,257

---------------

(1) These shares represent options repriced in fiscal 1995 under the option repricing program adopted by the Company in June 1994.

      Repricing of Options/SARs

                                                                                                        LENGTH OF
                                                                                                         ORIGINAL
                                                                                                          OPTION
                                                                   MARKET                                  TERM
                                                                  VALUE ON     ORIGINAL      NEW        REMAINING
                                       DATE OF       OPTIONS      REPRICING    EXERCISE    EXERCISE    AT REPRICING
    NAME AND PRINCIPAL POSITION       REPRICING    REPRICED(#)      DATE        PRICE       PRICE        (YEARS)
-----------------------------------   ---------    -----------    ---------    --------    --------    ------------
Charles H. Robbins.................     6/10/94      160,000       $10.125      $22.50      $6.075          6.9
     Chief Executive Officer                         110,000       $10.125      $13.50      $6.075          7.8
Jack M. Mazur......................     6/10/94      150,000       $10.125      $22.50      $6.075          6.9
     Senior Executive Vice
       President                                     100,000       $10.125      $13.50      $6.075          7.8
Michael D. Starr...................     6/10/94       50,000       $10.125      $22.50      $6.075          6.9
     Executive Vice President                         40,000       $10.125      $13.50      $6.075          7.8
John P. Cole.......................         N/A          N/A           N/A         N/A         N/A          N/A
     Executive Vice President
Julien J. Lavoie...................     6/10/94        4,000       $10.125      $13.50      $6.075          6.9
     Senior Vice President

  Report of Stock Option Committee

     During the last quarter of fiscal year 1994 and early fiscal 1995, the Stock Option Committee considered the repricing of options outstanding under the Company's Stock Option Plan (the "Plan"). The Committee considered the fact that a large number of the outstanding options that would be affected by a repricing were held by the Company's three top executive officers, Messrs. Robbins, Mazur and Starr and the performance and working relationship of these key executives. It was agreed that the continuation of the Company's growth and future success were dependent on the continued efforts of these individuals. The Committee believes that stock options provide meaningful long-term incentive for key employees. Because of the significant decline in the market price of the Company's stock which had occurred subsequent to the grant of the then outstanding options, it was determined that these options were not providing the incentive intended when granted. In addition, the top executive officers had not received salary increases for the past several years. The Committee concluded that repricing the outstanding options would be an appropriate means to provide these executives with continuing incentive to work for the long-term success of the Company.

     Although many of the options held by the key executive officers were already vested, the Committee determined that a new vesting period should be established for the repriced options. Accordingly, the Committee concluded that it would make available to all persons holding not-in-the-money options granted under the Plan the opportunity to surrender them for cancellation and termination in exchange for newly granted options for an equal number of shares at an exercise price equal to 60% of the then market price, subject to a new vesting schedule (vesting ratably over a three-year period).

     The Committee believes that the option repricing was an important element in retaining key management employees to continue to implement the Company's growth plans.

                                          STOCK OPTION COMMITTEE

                                          PAUL T. CUZMANES
                                          DONALD J. RUFFING
                                          JOSEPH G. MATHEWS

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                                                                        VALUE OF UNEXERCISED
                                                              NUMBER OF UNEXERCISED         IN-THE-MONEY
                                                                   OPTIONS/SARS             OPTIONS/SARS
                         SHARES ACQUIRED                            AT 4/30/95               AT 4/30/95
          NAME           ON EXERCISE (#)  VALUE REALIZED ($)  EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
------------------------ ---------------- ------------------- ---------------------- --------------------------
Charles H. Robbins......       -0-                -0-              -0-/395,000             -0-/4,479,125
Jack M. Mazur...........       -0-                -0-              -0-/360,000             -0-/4,105,000
Michael D. Starr........       -0-                -0-              -0-/145,000             -0-/1,591,375
John P. Cole............       -0-                -0-              7,500/26,500            76,875/271,625
Julien J. Lavoie........       -0-                -0-             25,000/14,000           206,250/136,450

  401(k) Plan

     The Company established the PHP Healthcare Corporation 401(k) Plan (the "401(k) Plan") effective January 1, 1991, pursuant to which employees may defer compensation for income tax purposes under Section 401(k) of the Internal Revenue Code. Participant contributions will be invested at all times in any or all of six funds at the direction of the participant. Participant contributions will be matched up to $200 annually by the Company. The Company contributed $200 to the 401(k) Plan during fiscal year 1995 on behalf of each of the named executive officers, except Mr. Cole.

  Director Compensation

     Each director of the Company is paid $2,000 per quarter for his services as a director, plus $650 for each special meeting of the Board. In addition, each outside director is paid $1,200 for attending up to three committee meetings annually and $500 for each additional committee meeting. Each director is reimbursed for travel expenses relating to attending meetings of the Board of Directors and its committees.

     The Company has adopted a Directors' Retainer Plan. Commencing May 1, 1993, for any fiscal quarter each director of the Company may elect to have the full amount of his retainer paid in the form of common stock of the Company. The number of shares issued is calculated based on the then current market value of the stock.

  Employment Agreements

     The Company has entered into Employment Agreements with each of Charles H. Robbins, Jack M. Mazur and Michael D. Starr. Under these agreements, Mr. Robbins is employed as President and Chief Executive Officer, Mr. Mazur is employed as Senior Executive Vice President and Mr. Starr is employed as Executive Vice President. The agreements are each renewable automatically on May 1 of each year unless terminated by either the executive or the Company on ninety (90) days advance notice, or otherwise in accordance with the agreements, except that no notice may be given by the Company sooner than three years after a Change in Control (as defined in the agreements). The agreements are currently in effect through April 30, 1996. In the event of termination because of the executive's death or disability, the Company will pay the executive or his estate a lump sum severance payment equal to one year's salary and a pro rata bonus for the year in which the termination occurs. In the event the Company terminates the agreement other than for cause, death or disability or the executive terminates the agreement because of certain adverse changes following a Change in Control of the Company, then (a) the Company must pay the executive a lump sum amount equal to three times the sum of the executive's base salary and bonus; (b) the executive is entitled, for a period of three years, to continuation of coverage at the Company's expense of the executive's disability, medical and dental benefits; (c) all restrictions on any outstanding awards granted to the executive will lapse and be immediately vested, all stock options will become fully exercisable and the executive will have the right to require the company to purchase for cash any shares of unrestricted stock and stock purchased upon the exercise of any options.

     The Company also has entered into an employment agreement with John P. Cole. Under this agreement, Mr. Cole is employed as Executive Vice President of the Company for a period of two years with an annual salary of $330,000. Options to purchase 15,000 shares of the Company's common stock at $9.00 per share were granted to Mr. Cole pursuant to this agreement. The options are exercisable ratably over one year in increments of three months starting at the grant date of September 29, 1994.

  Compensation Committee Interlocks and Insider Participation in Compensation Decisions

     None.

  Compensation Committee Report

     The Company's compensation program for executive officers is intended to align executive compensation with the long-run profitability of the Company, and thus with the interests of the shareholders. The Compensation Committee works closely with the full Board of Directors and with management in establishing and implementing compensation policies and principles. In addition to base salary, compensation for the Company's executive officers may include bonuses, stock options and certain other benefits, such as insurance and use of Company automobiles.

     The Stock Option Committee is responsible for determining the recipients and number of options, the timing of grants and the option exercise prices, all in accordance with the terms of the Company's Stock Option Plan. The Stock Option Committee considers the recommendations of management and of the Compensation Committee. During late fiscal 1994 and fiscal 1995, the Stock Option Committee and the Board of Directors considered the adoption of a program to allow repricing of not-in-the-money options for all holders, including the named executive officers. The program was adopted effective June 1994.

     In considering base salary compensation for 1995, the Committee focused principally on the fact that the Company was still undergoing changes in connection with its efforts, begun in fiscal 1993, to develop and market services in the commercial managed care market. Because fiscal 1994 financial results had not yet fully reflected the benefits of these efforts, and in light of the option repricing program, the Committee determined to recommend no increase in the salary levels of its principal executive officers for 1995 and to defer consideration of cash bonuses and new option grants to executive officers until later in the fiscal year.

     The Committee retained the other elements of the executive compensation package (health and life insurance, use of the Company automobiles and, for the senior executive officers, split dollar life insurance) for fiscal 1995.

     In the third quarter of fiscal 1995, the Compensation Committee considered financial and operational results of the first two quarters of 1995 and the extraordinary efforts expended by the Chief Executive Officer and the Senior Executive Vice President to achieve those results. The Compensation Committee recommended to the Board of Directors a cash bonus in the aggregate sum of $150,000 to be allocated $83,333.35 to Mr. Robbins and $66,666.65 to Mr. Mazur in consideration of their work for and guidance of the Company in its restructuring efforts. In the Committee's view the recommended bonus amount was appropriate in light of the Company's financial position and the Committee's understanding of the compensation packages for executives of comparable position and responsibility in the industry. The Committee did not apply objective Company performance criteria in establishing the bonuses. The Board approved the bonus, with Messrs. Robbins and Mazur abstaining.

     Also in the third quarter of fiscal 1995, the Compensation Committee recommended to the Stock Option Committee that it consider option grants to the Company's executive officers. The Committee believes that employee stock ownership aligns employee and shareholder interests by focusing employees on the creation of shareholder value in the short and long term. The Compensation Committee recommended that option grants be made to the executive officers to retain their unique and valuable contributions to the Company's short and long term business plan and to provide them with further incentive to create short and long term shareholder value. Acting on the Compensation Committee's recommendation, the Stock Option Committee granted 125,000 stock options to Mr. Robbins, 110,000 stock options to Mr. Mazur, and 55,000 stock options to Mr. Starr, each at an exercise price equal to the then current market price. In addition, the Stock Option Committee granted options to purchase 10,000 shares of Common Stock to Mr. Lavoie at an exercise price equal to $1.00 less than the then current market price. These recommendations were based on the subjective determination of the Compensation Committee as to the expected relative contributions of the executive officers to the Company.

                                          COMPENSATION COMMITTEE

                                          CHARLES P. REILLY
                                          JOSEPH G. MATHEWS
                                          PAUL T. CUZMANES

STOCK PRICE PERFORMANCE GRAPH

     The line graph below compares yearly percentage change in the cumulative total shareholder return on the Company's Common Stock against the cumulative total return on the Standard and Poor's 500 Stock Index and the Standard and Poor's Health Care Composite Index for the period of five years commencing on April 30, 1990.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
             AMONG PHP HEALTHCARE CORPORATION, THE S & P 500 INDEX
                   AND THE S & P HEALTH CARE COMPOSITE INDEX

                                  PHP HEALTH-                    S & P HEALTH
      MEASUREMENT PERIOD           CARE COR-                       CARE COM-
    (FISCAL YEAR COVERED)          PORATION        S & P 500        POSITE
4/90                                       100             100             100
4/91                                       317             118             147
4/92                                       233             134             166
4/93                                        98             147             141
4/94                                       140             154             135
4/95                                       257             181             189

* $100 invested on 04/30/90 in stock or index -- including reinvestment of dividends. Fiscal year ending April 30.

  CERTAIN TRANSACTIONS AND BUSINESS RELATIONSHIPS

     From June 1990 until September 1994, the Company retained Shamrock Investments ("Shamrock") as a financial advisor. Charles P. Reilly, a director of the Company, is the managing general partner of Shamrock and Michael E. Gallagher is a general partner of Shamrock. In fiscal 1995, the Company paid Shamrock $86,000 for financial advisory services. These arrangements were terminated in September 1994 in connection with the employment by the Company of Messrs. Reilly and Gallagher, discussed below.

     On September 29, 1994, Paragon Ambulatory Surgery, Inc., a Delaware corporation ("Paragon"), was merged into the Company. Since 1991, the Company had owned 51% of the capital stock of Paragon. The remaining 49% was owned principally by persons affiliated with Shamrock, including Messrs. Reilly and Gallagher. The Company had provided management services to Paragon at cost and had made loans to Paragon in connection with its acquisition of surgery centers. As a result of the merger, the management services agreement was terminated and Paragon's shareholders (other than the Company) received a total of 190,000 treasury shares of the Company's Common Stock, promissory notes issued by the Company in the total principal amount of $500,000 due in five years and convertible after one year into Common Stock at a conversion price of $9.00 per share, and promissory notes issued by the Company in the total principal amount of $430,000 due on or before August 1, 1995 (which notes have been paid). As shareholders of Paragon, Messrs. Reilly and Gallagher received 54.0% and 40.5%, respectively, of these shares of Common Stock and promissory notes. The terms of the merger were determined through negotiations between management of the Company and the Paragon shareholders (other than the Company) on the basis of the value of the two surgery centers then owned and operated by Paragon, Paragon's claims in certain then pending litigation arising out of the proposed sale of those centers, and services provided to Paragon by certain of its shareholders. The shares of Paragon common stock not already owned by the Company represented approximately 44% of Paragon's outstanding shares. The price at which the $500,000 promissory note is convertible into Common Stock represents the fair market value of the Common Stock on the date a preliminary agreement was reached, subject to approval by the Board of Directors of the Company. On October 3, 1994, PHP sold the general partnership interest in the two remaining surgery centers for $11,750,000 in cash and the assumption of certain liabilities relating to the original acquisition of the centers.

     Also on September 29, 1994, Shamrock purchased 100,000 treasury shares of Common Stock from the Company, delivering in payment a five-year promissory note of Shamrock dated as of September 29, 1994, in the principal amount of $900,000, which is secured by the pledge of 150,000 shares of Common Stock (of which 100,000 shares are owned by Shamrock, and 50,000 shares are owned by Mr. Reilly and Mr. Gallagher), and by convertible notes payable of $500,000 by the Company to the same parties. The terms of the purchase were negotiated between management of the Company and Messrs. Reilly and Gallagher, the general partners of Shamrock. The purchase price represents the fair market value of the Common Stock on the date a preliminary agreement was reached, subject to approval of the Board of Directors of the Company.

     The Company, through its wholly-owned subsidiary, PHP Family Healthcare Corporation, Inc., entered into agreements with JP Cole & Associates, Inc. ("JP Cole") and its shareholders in 1993. At that time, Mr. Reilly was a minority shareholder of JP Cole (owning approximately 17%). Pursuant to a Sales and Services Agreement, the Company retained JP Cole as a sales representative for marketing the Company's health care products and services to private sector health care industry companies. The Agreement provided for the payment of commissions related to successful marketing efforts, as defined. In addition, the Company agreed to lend to JP Cole up to $3,000,000, which loans could be converted into 83% of the capital stock of JP Cole at the Company's option. At August 31, 1994, the cash advances to JP Cole and accrued interest were approximately $800,000. The Company also entered into a Put-Call Agreement with the shareholders of JP Cole pursuant to which, under certain circumstances, the Company could call their shares and the shareholders could put their shares to the Company.

     On October 3, 1994, JP Cole was merged into PHP Family Healthcare Corporation, Inc. In connection with the merger, JP Cole's shareholders received a total of 71,429 treasury shares of the Company's Common Stock, promissory notes issued by the Company in total principal amount of $100,000 due on or before January 2, 1995 (which notes have been paid), and options to acquire a total of 71,429 shares of Common Stock at an exercise price of $9.00 per share, which expire in September 2004. Of these, 44,286 shares of Common Stock are held in escrow subject to forfeiture if certain performance conditions are not met. Options to purchase 44,286 shares of Common Stock will become exercisable only if certain performance conditions are met by December 30, 1996, or a change of control of the Company occurs prior to that date. As shareholders of JP Cole, Messrs. Cole, Reilly and Gallagher received 70.0%, 17.1% and 12.9%, respectively, of the Common Stock, promissory notes and options issued in connection with the merger. They acquired their JP Cole shares as founders of that company in August 1993 for $70,000, $17,100 and $12,900, respectively. The terms of the merger were determined through negotiations between management of the Company and the JP Cole shareholders on the basis of the value of the revenues payable by the Company to JP Cole under the agreements described above and amounts owned by the Company to the JP Cole shareholders. The exercise price of the options represents the fair market value of the Company's Common Stock on the date a preliminary agreement was reached, subject to approval by the Board of Directors of the Company.

     As of August 1, 1994, Messrs. Reilly and Gallagher entered into one-year employment agreements with the Company pursuant to which they assisted the Company's Executive Council in strategic planning, served along with Messrs. Robbins, Mazur, and Starr as members of the Executive Committee of Management, and performed other duties assigned by the Board of Directors of the Company. Pursuant to these agreements, as of August 1, 1994, Messrs. Reilly and Gallagher were employed at annual salaries of $1,000 each and were granted options to purchase 68,571 and 51,429 shares of Common Stock, respectively, at an exercise price of

$9.00 per share which options expire in September 2004. In connection with these employment agreements, the Company terminated its agreement with Shamrock under which the Company received financial advisory services. On September 29, 1994, Mr. Cole entered into a two-year employment agreement with the Company pursuant to which he serves as Executive Vice President of the Company. Pursuant to this agreement, Mr. Cole was granted options to purchase 15,000 shares of Common Stock at an exercise price of $9.00 per share, which expire in September 2004. The foregoing options are exercisable ratably over a one-year period and become exercisable immediately in the event of a change of control of the Company. The exercise price of the options represents the fair market value of the Common Stock on the date a preliminary agreement was reached, subject to approval by the Board of Directors of the Company.

     On October 7, 1994, Messrs. Robbins and Mazur, and their spouses, Messrs. Starr, Reilly and Gallagher and Shamrock entered into a Voting Agreement under which the parties have agreed to cause their shares of Common Stock to be voted, with respect to each matter put to a vote of the Company's shareholders, in accordance with the two-thirds vote of the shares owned by the parties on the date of the Voting Agreement. The parties entered into the Voting Agreement in order to assure the continuation of the policies of the current management of the Company, which they believe to be in the best interest of the Company and its shareholders. The Voting Agreement expires two years after the date thereof, unless otherwise agreed by the parties.

     The Company has adopted a Senior Executive Loan Program (the "Program"), pursuant to which loans to senior executive officers may be made up to three and one-half times the officer's annual salary. Each loan must be repaid within one year and bears interest at two percent above the Company's short-term borrowing rate. All loans are collateralized by the shares of the Company's Common Stock owned by the senior executive officer. The due dates on amounts outstanding were extended in 1995 for twelve months. Beginning in fiscal year 1993, there were loans made under the Program to each of Charles H. Robbins and Jack M. Mazur. The largest amount outstanding during fiscal 1995 to Mr. Robbins was $1,321,000 and to Mr. Mazur was $1,650,000. The interest rate on these loans as of July 31, 1995 was 11.75%.

     In accordance with the Board of Directors' approval, the Company makes premium payments relating to certain insurance policies on behalf of certain officers of the Company. These advances are owed to the Company and are collateralized by assignment of the underlying cash surrender value and related death benefit. During 1995, the officers signed promissory notes bearing interest at 7% and due in April 2002 for the amounts advanced. The amount outstanding as of April 30, 1995, to Mr. Robbins was $565,000, to Mr. Mazur was $175,000, and to Mr. Starr was $145,000.

     Paul Cuzmanes is a partner with the law firm of Wilson, Elser, Moskowitz, Edelman & Dicker, which firm the Company retained in fiscal 1995.

     For further information with respect to related party transactions, see
Note 10 of Notes to Consolidated Financial Statements.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Forms 3, 4 and 5 they file.

     Based on the Company's review of the copies of such forms it has received and written representations from certain reporting persons that they were not required to file Forms 5 for the fiscal year, except as noted below, the Company believes that all its officers, directors and greater than ten percent shareholders complied with all filing requirements applicable to them with respect to transactions during fiscal 1995. Mr. Cuzmanes sold certain shares in March and April 1995, but did not report the dispositions until the filing of Form 5 in August 1995.

                             SHAREHOLDERS PROPOSALS

     If a shareholder wishes to have a proposal considered for inclusion in the Company's proxy solicitation materials in connection with the Annual Meeting of Shareholders to be held in September, 1996, the proposal must comply with the Securities and Exchange Commission's proxy rules, be stated in writing, and be submitted on or before May 22, 1996, to the Company at its principal executive offices at 11440 Commerce Park Drive, Reston, Virginia 22091, Attention: Ben Rosenbaum III, Secretary. All such proposals should be sent by certified mail, return receipt requested.

     Excluding shareholder proposals filed in accordance with the proxy rules, a shareholder is required to comply with the Company's Bylaws with respect to any proposal to be presented for action at an annual meeting of shareholders. The Company's Bylaws require each proposal to be (i) written, (ii) delivered to, or mailed and received at, the principal executive office of the Company not less than 60 days nor more than 90 days prior to the date of the annual meeting, and
(iii) accompanied by (A) a brief description of the proposal and the reasons therefor, (B) the name and address of the shareholder making the proposal and any other shareholders known by such shareholder to support such proposal, (C) the class and number of shares of Company capital stock beneficially owned by all such shareholders, and (D) any financial interest of such shareholder in the proposal. If notice or public disclosure of the date of the annual meeting occurs less than 70 days prior to the date of the annual meeting, shareholders must deliver to the Company, or mail and have received at the Company, the proposal and required attendant information not later than the close of business on the tenth day following the earlier of (i) the day on which such notice of the date of the annual meeting was mailed, or (ii) the day on which such public disclosure was made. Nothing in the Bylaws requires the Company to include in its proxy statement and proxy for any annual meeting of shareholders any shareholder proposal which the Company is permitted to exclude pursuant to the rules of the Securities and Exchange Commission at the time such proposal is received.

     If a shareholder wishes to nominate a candidate for election as director at the Annual Meeting of Shareholders to be held in 1995, the shareholder must comply with the Company's Bylaws with respect to director nominations. Written notice of the shareholder's intent to make such nomination must be given to the Secretary of the Company at the principal executive offices of the Company, not later than 60 days prior to the date of the 1996 Annual Meeting. The written notice shall set forth (A) the name and address of the shareholder and each person whom the shareholder proposes to nominate as a director; (B) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or person specified in the notice;
(C) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (D) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission as then in effect; and (E) the consent of each nominee to serve as a director of the Company if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

     The preceding two paragraphs are intended to summarize the applicable Bylaws of the Company. These summaries are qualified in their entirety by reference to those Bylaws.

                             SELECTION OF AUDITORS

     The Board of Directors has selected Coopers & Lybrand L.L.P. to serve as the Company's independent auditors for the current year. A representative of Coopers & Lybrand L.L.P. will be present at the Annual Meeting of Shareholders and will have the opportunity to make a statement and respond to any questions that might arise.

     On January 9, 1995, the Company solicited Statements of Qualifications from several independent accounting firms, including KPMG Peat Marwick LLP, the Company's public accountants for the fiscal years ended April 30, 1994 and April 30, 1993, to provide audit services for its consolidated financial statements for the year ended April 30, 1995. On January 11, 1995, KPMG Peat Marwick LLP indicated that it had decided not to stand for re-appointment and, therefore, would not submit a Statement of Qualifications. The decision to solicit proposals to perform audit services was recommended by the Audit Committee and approved by the Board of Directors.

     The audit reports of KPMG Peat Marwick LLP on the Company's consolidated financial statements as of and for the fiscal years ended April 30, 1994 and 1993 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principle except with respect to the Company's adoption of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, in fiscal year ended April 30, 1994. In addition, during fiscal year 1993 and 1994 and any subsequent interim period during which KPMG Peat Marwick LLP served as the Company's independent public accountants, there were no disagreements with KPMG Peat Marwick LLP on any matter of accounting principles, or practices, financial statement disclosure, or auditing scope or procedures which, if not satisfied to KPMG Peat Marwick LLP's satisfaction, would have caused it to make a reference to the subject matter of the disagreement in connection with its reports. In connection with its audit of the Company's consolidated financial statements for the fiscal year ended April 30, 1994, KPMG Peat Marwick LLP issued a letter relating to internal controls to the Board of Directors that identified what KPMG Peat Marwick LLP considered to be a reportable condition relating to timely financial reporting and the Company's accounting decision-making process.

     On March 17, 1995, the Board of Directors engaged Coopers & Lybrand, L.L.P. as the Company's independent auditors for fiscal year 1995.

                                 MISCELLANEOUS

     The Company will bear the cost of solicitation of proxies, including expenses in connection with the preparation and mailing of this Proxy Statement. The Company will reimburse banks, brokers and nominees their reasonable expenses for sending proxy material to the beneficial owners of the Common Stock. In addition to solicitation by mail, proxies may be solicited in person or by telephone or telegram by officers or regular employees of the Company.

     The person giving a proxy has the power to revoke it at any time before it is exercised. All shares represented by proxies received in time to be counted at the Annual Meeting will be voted.

     Management knows of no business to be brought before the Annual Meeting of Shareholders other than as set out above. If other matters properly come before the meeting, it is the intention of the persons named in the solicited proxy to vote such proxy thereon in accordance with their judgment.

     Even though you plan to attend the meeting in person, please sign, date and return the enclosed proxy promptly. If you attend the meeting, the proxy will be voided at your request and you can vote in person. A postage-paid return-addressed envelope is enclosed for your convenience. Your cooperation in giving this your immediate attention will be appreciated.

                                          By Order of the Board of Directors

                                          Ben Rosenbaum III, Secretary

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING:

1. Election of Directors   FOR all nominees          WITHHOLD AUTHORITY to vote                 *EXCEPTIONS
                           listed below     / /      for all nominees listed below    / /                    / /

Nominee: For terms ending in 1998 - Charles H. Robbins, Jack M. Mazur and Michael D. Starr
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)

*Exceptions: ___________________________________________________________________

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                                                  Change of Address and
                                                  or Comments Mark Here   / /


                             Please sign exactly as name appears on the label affixed hereto. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign.

                             Dated: ________________________________, 1995


                             ___________________________________________
                                              Signature

                             ___________________________________________

                             VOTES MUST BE INDICATED
                             (X) IN BLACK OR BLUE INK.          /X/

SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                        PHP HEALTHCARE CORPORATION

                PROXY FOR 1995 ANNUAL MEETING OF SHAREHOLDERS

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned appoints George E. Schaefer, Paul T. Cuzmanes and Charles
P. Reilly, or any one of them (with full power to act alone), as proxies for the undersigned with full power of substitution, to vote all the shares of Common Stock of PHP Healthcare Corporation standing in the undersigned's name on its books at the close of business on September 8, 1995 at the Annual Meeting of Shareholders to be held at the Company's corporate offices at 11440 Commerce Park Drive, Reston, Virginia on October 16, 1995, at 10:00 a.m., local time, and at any adjournment thereof, with all the powers the undersigned would possess if personally present, as indicated on the reverse side.

     This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. The undersigned hereby acknowledges receipt of Notice of said Annual Meeting dated September 19, 1995, and accompanying Proxy Statement.

     If no direction is made, this proxy will be voted FOR Proposal I.

                (Continued, and to be SIGNED on reverse side)


                                         PHP HEALTHCARE CORPORATION
                                         P.O. BOX 11051
                                         NEW YORK, N.Y. 10203-0051